Exhibit 99.2

TripAdvisor, Inc. Q4 2017 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted; some calculations may not foot due to rounding)

Fourth quarter financial performance was ahead of our expectations, and Q4 capped a year of important progress on our product, supply and marketing initiatives. Demand and supply continues to grow TripAdvisor’s powerful travel platform, and we are bringing it together to help more travelers across the globe plan, book and have great travel experiences.

There were two main drivers of our Q4 financial results. First, our click-based auction generally stabilized during the quarter. Second, we continued to optimize our paid marketing mix, significantly reducing online traffic acquisition expenses and thereby mitigating year-over-year adjusted EBITDA declines in our Hotel segment, while also investing in brand advertising. Additionally, the other revenue lines in our Hotel segment recovered to year-over-year growth. In our Non-Hotel segment, we continued successfully scaling our Attractions and Restaurants businesses. These businesses continue to reap the benefits of TripAdvisor’s unique competitive position, driving continued strong revenue growth by matching global travel demand with increased bookable supply. After a few years of significant upfront investments, in 2017 this segment also began to demonstrate strong embedded operating leverage and its potential for substantial long-term earnings power.

The global TripAdvisor platform continues to generate strong network effects. User-generated content grew nearly 30% in 2017 and reached 600 million reviews and opinions in Q4. Community engagement remained strong as well. Average monthly unique visitors grew 17% in Q4, and reached 455 million during the peak summer travel season. Our core product focus has been to improve the TripAdvisor user experience throughout all stages of the travel journey – from inspiration, to research and planning, to finding and booking great travel experiences that truly make a trip memorable. In 2017, we added more immersive content, more price discovery, and more bookable supply across a wide spectrum of travel categories.

TripAdvisor’s significant influence over the $1.6 trillion dollar travel industry and massive global travel audience uniquely positions our business in front of attractive, and largely untapped, growth opportunities. We recently announced organizational changes that we believe will help us execute our long-term growth strategy. We will add talented leaders to spearhead our Hotel business as well as our exciting, new Core Experience business, which represents important “connective tissue” that will ensure the TripAdvisor user experience is as engaging, as delightful and as holistic as possible throughout every stage of the travel journey. This team will also focus on generating more media advertising opportunities for more partners on our platform.

In summary, the progress and changes we have made in 2017 make us excited for what is ahead. In 2018, we are focused on driving continued revenue and market share growth in Non-Hotel, and we will continue to diversify our Hotel marketing investments. These objectives, along with our trusted, global brand, rich travel content and large monthly audience, create a solid foundation for long-term profitable growth.

Hotel segment update

Throughout Q4 and 2017, we focused on three key areas: product experience, amplifying our consumer message through brand advertising and optimizing our marketing mix. Continued focus on these areas keeps us on the right path towards long-term growth, while also curtailing recent adjusted EBITDA declines.

First, we reduced friction across the hotel shopping experience. We refreshed the look and feel of TripAdvisor products and we launched cleaner, more streamlined hotel pages. We also made it much easier for users to find and compare prices across all booking options, giving them confidence that there is no need to shop around.

We have been prioritizing mobile throughout our product and development work and this increased focus continues to drive results. Mobile hotel shoppers grew 26% in Q4 and accounted for nearly 45% of our hotel shoppers in Q4 and more than 40% of hotel shoppers in 2017. Q4 mobile revenue per shopper grew in excess of 20% year-over-year. TripAdvisor-branded click-based and transaction revenue on mobile grew by more than 50% year-over-year in both Q4 and in the full year 2017. Our progress has reduced the revenue headwind created by our traffic mix shift from desktop to mobile. We will continue to reduce friction for hotel shoppers to drive conversion and bookings for partners, and we will also find more advertising opportunities for partners to drive more value on this key platform.

Second, we have been investing in brand advertising in order to build a more durable consumer relationship throughout the hotel shopping journey. Complementing our product work, this campaign drives home the message that TripAdvisor not only helps users find great hotels but also helps users save money. Still just a couple of quarters into this multi-year campaign, markets where the ads are running continue to outperform non-television markets on all key success metrics: unaided awareness of TripAdvisor as a place to shop for the best hotel prices, branded visitors, branded hotel shoppers, branded clickers and branded bookers.

Brand advertising expense stepped down seasonally in Q4 to $15 million, and the $74 million total investment for the year was in line with our stated plans for 2017. The team has optimized the campaign, improved ROAS performance and has been working on some new creative that we expect will further enhance the campaign’s effectiveness throughout 2018.

Third, as discussed during the past couple of quarters, we have been making progress optimizing our performance marketing campaigns, leveraging improved tracking capabilities to reduce investments in unprofitable traffic. The charts below illustrate how reduced performance marketing investments caused consolidated direct selling and marketing expenses as a percentage of revenue in Q4 to decline, and also drove improved Hotel adjusted EBITDA margin in the period.

Absent our brand advertising investment, Hotel segment direct selling and marketing expense has decreased as a percentage of Hotel segment revenue in each quarter since Q1 2017.

Preserving Hotel segment profit has come – and we expect will continue to come – with near-term trade-offs in terms of hotel shopper growth and click-based revenue growth. Q4 TripAdvisor click-based and transaction revenue declined by 11%, and hotel shopper growth slowed to 3%. For the full year 2017, click-based and transaction revenue grew 1%, while hotel shoppers grew 7%. On the monetization side, revenue per hotel shopper declined 14% in Q4 and declined 7% in 2017 driven primarily by lower click-based auction bids from partners during the second half of the year, as well as faster hotel shopper growth on lower-monetizing mobile devices.

Looking at the rest of the Hotel segment, in Q4, display and subscription revenue accelerated to 12% growth, helped by some year-end wins that do not always re-occur, and other hotel revenue grew 3%. In Q4, we also launched our new TripAds media product, a sponsored listing opportunity providing hoteliers a new way to get noticed even when they are not the top-ranked in a geography.

Hotel segment adjusted EBITDA declines over the past couple of years have been unsatisfactory however we are encouraged by our recent progress. In 2018, we will continue to enhance our product and position our marketing investment mix for optimal benefit.

Non-Hotel segment update

While we continue to move our Hotel business forward on a more sustainable path towards long-term profitable growth, we continue to rapidly scale our Non-Hotel segment.

In Attractions, in 2017 we made progress on all our key objectives: growing high-quality bookable supply, growing demand, enhancing our product experience – especially on mobile – and driving conversion. On the supply side, bookable product growth accelerated in Q4 to 48% and we now offer users a selection of more than 83,000 things to do on a trip.

On the demand side, traffic increased across all key channels, from SEO, to mobile, to multi-lingual, and we also increased efficiency of our SEM traffic acquisition engine. Our ongoing product work to improve content, merchandising and sort order has enabled us to more efficiently turn lookers into bookers. Conversion on TripAdvisor and Viator points-of-sale grew by double digit percentages year-on-year. This has been netting out to continued strong double digit bookings growth, driven by strong mobile bookings growth as well as bookings on the TripAdvisor point-of-sale, which more than doubled year-on-year.

We are pleased with the strong Attractions platform we have built and we know we have more work to do. Phocuswright has sized the tours and activities market opportunity at approximately $110 billion in 2018 and this is the largest part of an estimated $159 billion global travel activities market. Our global TripAdvisor demand, strong mobile engagement and growing bookable supply footprint are unique competitive advantages and give us a leadership position to help users and businesses harness the internet to reduce friction, increase selection and drive bookings. In 2018, we are investing to deliver our product offering in multiple languages, driving mobile growth and product enhancements, and helping a larger percentage of TripAdvisor users find and book great travel experiences.

We also continue to invest in similar demand and supply advantages to build scale in our Restaurants business. Restaurants are such a natural extension for TripAdvisor given our fast-growing global audience of both travelers and locals, our rich content on 4.6 million restaurant listings, and our strong mobile engagement. We will continue to build our leadership position by improving our restaurant content and the overall user experience so TripAdvisor is top of mind for users as the easiest and most intuitive place to find the perfect place to eat. On the supply side, bookable listings grew to 46,000 restaurants. Demand and supply are driving transaction growth. Seated diners grew by nearly 40% year-over-year in 2017 and we continue to see healthy repeat booking rates.

We are also developing new media products to help a greater percentage of the more than 4.6 million restaurants gain more visibility on TripAdvisor. We have seen nice early uptake for TripAdvisor Premium, which enables restauranteurs to manage their listing, create storyboards and customize their pages. Similar to Hotels, in Q4 we launched TripAds for Restaurants. Our product and sales pipelines are expanding and, in 2018, we are focused on rapidly growing the number of advertising clients, while improving our consumer products, especially on mobile, as well as expanding bookable restaurant supply to give users more selection.

Finally, Vacation Rentals remains a strategic business for us, enabling TripAdvisor to offer travelers a broader selection of global accommodation options. Additionally, this business remains nicely profitable and we optimized the business during 2017. Users can now book nearly 85% of our 750,000 property listings online and an increasing percentage can be booked instantly. In 2018, our goal is to continue to deliver a high-quality rentals experience for users and partners in order to drive conversion on our platform. We aim to accomplish this by reducing friction throughout the booking process, by growing the number of instantly bookable listings and by rolling out a new booking system.

Turning to financial performance, Non-Hotel segment revenue grew 20% in Q4. Full-year 2017 revenue growth of 24% was in line with our 2017 goals, powered by accelerated revenue growth in Attractions and Restaurants, businesses that continue to benefit from strong network effects as we match fast-growing user demand with increased bookable supply.

This strong growth has contributed to a diversified revenue mix. $77 million of Non-Hotel revenue represented 24% of our total revenue in Q4 and, $360 million of Non-Hotel revenue represented 23% in the full year 2017, up from 15% in 2015, the first full year after we made our strategic acquisitions in Attractions and Restaurants.

Looking deeper at the composition of Non-Hotel results, in 2017, Attractions was the biggest driver of Non-Hotel segment absolute revenue growth and adjusted EBITDA and represented approximately half of Non-Hotel segment revenue. Restaurants and Vacation Rentals each were approximately 25% of the Non-Hotel segment revenue mix.

On the bottom line, Non-Hotel segment adjusted EBITDA was $45 million in 2017, with an adjusted EBITDA margin of 13%, compared to negative 10% in full year 2016. This significant margin improvement was driven primarily by continued strong revenue growth in Attractions and Restaurants as well as marketing and operational synergies across Attractions and Vacation Rentals.

We see ample growth opportunity ahead. In 2018, and over the coming years, our strategic objectives in this segment are to continue to improve the user experience, to enhance our transaction capabilities and to grow media advertising opportunities on our platform. Our focus will remain on driving strong revenue growth and market share gains.

Q4 2017 Consolidated Financials

Our Q4 consolidated total revenue increased 2% year-over-year in reported currency. Changes in foreign currency provided a 2% tailwind.

Q4 consolidated GAAP net income declined significantly year-over-year to negative $84 million, primarily driven by a $73 million income tax charge recorded in Q4. This charge is primarily related to the mandatory one-time transition tax resulting from the deemed repatriation tax on the accumulated earnings from our foreign subsidiaries pursuant to the Tax Cuts & Jobs Act of 2017.

Our GAAP effective tax rate was 117.3% for the full year 2017. In 2018, we expect our GAAP effective tax rate to be in the high-30 percent range. Despite the U.S. federal corporate tax rate on our pre-tax income moving to 21%, our expected GAAP tax rate remains high in 2018 due to stock-based compensation tax accounting at a lower share price and changes in valuation allowances. We believe our non-GAAP tax rate, which is not subject to share price volatility, will be less impacted than our GAAP tax rate.

Q4 consolidated total adjusted EBITDA increased by 9% in reported currency. Changes in foreign currency provided a 4% tailwind in the period.

Q4 cash provided by operating activities was $18 million, or 6% of revenue, down from $46 million in Q4 2016. Capital expenditures were $15 million, or 5% of revenue, and have remained relatively flat since the fourth quarter of 2015. As a result, fourth quarter free cash flow was $3 million compared to $30 million in Q4 2016. Full year 2017 cash flow from operating activities was $238 million and was negatively impacted by the timing of certain working capital items. We expect these items will benefit cash flow from operating activities in 2018.

Overall, our liquidity position remains strong. Cash, cash equivalents and short-term and long-term marketable securities were $735 million at December 31, 2017. In addition, our Board of Directors recently approved a share repurchase program for our common stock in the amount of $250 million.

2018 Outlook

As a reminder, mobile adoption, competition on marketing channels, travel industry competitive dynamics, bidding volatility in our click-based auction and macro-economic events – among a number of other factors outside of our control – can limit our visibility into near-term financial performance. We endeavor to be as accurate as possible with our forward-looking commentary, though the aforementioned factors can cause actual results to vary materially.

We have taken important steps to stem recent profit declines in our Hotel business. As a result, we expect 2018 consolidated adjusted EBITDA will be approximately flat compared to 2017.

In our Hotel segment, we will continue to reduce performance marketing expenses to achieve higher return on investment from online marketing channels. At the same time, we expect to increase our brand advertising investment to $100-130 million. The net result will be lower Hotel selling and marketing expenses compared to 2017. We expect our optimized marketing mix, coupled with tougher first half year-over-year comparisons, will result in lower Hotel segment revenue in 2018 compared to 2017. We also expect this will result in a smaller adjusted EBITDA decline in 2018 compared to 2017.

In our Non-Hotel segment, in 2018 we expect strong revenue growth at levels similar to 2016 and 2017.

We expect 2018 consolidated revenue and adjusted EBITDA year-over-year performance will be second half-weighted, driven by brand marketing investments in the first half of the year that were not in the year-ago period, as well as by tough year-over-year comparisons in our click-based and transaction business.

As we think about the longer-term, the TripAdvisor travel platform is strong and growing.  We have untapped potential for long-term, profitable growth. We are excited by the growth opportunities ahead as we deliver users a more engaging, more holistic experience across our spectrum of travel products and give travel advertisers more visibility and more value on our platform. We believe our addressable market opportunity, our unique competitive position and our growth strategy position us to return to double-digit revenue growth and adjusted EBITDA margins in excess of what we have operated to over the past couple of years. We are taking important steps in 2018 and will continue to position the business to maximize long-term shareholder value.

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TripAdvisor’s fourth quarter 2017 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on February 14, 2018, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part II. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks may include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on February 14, 2018, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.